                                                                 EXHIBIT 10.17


                             SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT ("SUBLEASE") is made and entered into effective as of March 1, 1997, between APACHE CORPORATION, a Delaware corporation ("SUBLESSOR"), and IWC SERVICES, INC., a Texas corporation ("SUBLESSEE"):

                                  RECITALS:

        A. Sublessor, as tenant, and Barnhart Interests, Inc., as Agent for Sage Plaza One Ltd. ("PRIME LESSOR"), as landlord, made and entered into that certain Lease Agreement (the "PRIME LEASE"), dated as of September 28, 1995, covering approximately 18,051 square feet of office space (the "PRIME LEASED PREMISES") in the building located at 5151 San Felipe Road, Houston, Texas, commonly known as Halliburton Center (the "BUILDING").

        B. Sublessor, as subtenant, and Halliburton Company ("PRIME LESSOR"), as sublandlord, made and entered into that certain Agreement to Sublease (as amended, the "PRIME SUBLEASE") dated as of March 15, 1995, and that certain First Amendment to Agreement to Sublease, covering approximately 64,024 square feet of office space (the "PRIME SUBLEASED PREMISES") in the Building.

        C. Sublessor has agreed to sublease to Sublessee, and Sublessee has agreed to sublease and take from Sublessor, a portion of the Prime Leased Premises and a portion of the Prime Subleased Premises, all located on floor 4 of the Building (the "SUBLEASED PREMISES") and consisting of approximately 6,696 square feet of Net Rentable Area in the aggregate, as depicted by cross-hatching on the floor plan attached hereto as EXHIBIT A and made a part hereof for all purposes, on the terms and conditions hereinafter specified.

        1.      DEMISE OF SUBLEASED PREMISES.

                (a) Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor the Subleased Premises. Sublessee acknowledges and agrees that it has inspected the subleased Premises and agrees to accept same in its present condition, "AS IS" and "WITH ALL FAULTS".

                (b) SUBLESSEE ACKNOWLEDGES THAT SUBLESSOR HAS NOT MADE AND WILL NOT MAKE ANY WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE SUBLEASED PREMISES OR AS TO THE CONDITION OF THE SUBLEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLESSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE OR WILL BE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL PURPOSES.

                (c) Any construction of improvements within the Subleased Premises desired by Sublessee will be conducted in strict compliance with the applicable provisions of the Prime Lease, including, without limitation,
Article 3 thereof. Upon Sublessee's request received by Sublessor not later than June 1, 1997, Sublessor agrees to provide Sublessee an allowance (the "CONSTRUCTION ALLOWANCE") in an amount up to $7.00 per square foot of Net Rentable Area in the Subleased Premises ($46,872.00) to reimburse Sublessee for the costs and expenses of labor and materials incurred from the construction and installment of permanent leasehold improvements in the Subleased Premises. The Construction Allowance will be funded to Sublessee within thirty (30) days following Sublessor's receipt of Sublessee's written request therefor, which request will include Sublessee's certification that the total costs and expenses paid by Sublessee for the construction and installation of permanent leasehold improvements in the Subleased Premises were not less than the amount of the Construction Allowance requested by Sublessee. If the total costs of the permanent leasehold improvements in the Subleased Premises exceed the Construction Allowance, the excess shall be at Sublessee's sole cost and expense.

        2.      PREMISE LEASE AND PRIME SUBLEASE.

                (a) This Sublease is subject and subordinate to the Prime Lease and the Prime Sublease, true and correct copies of which have been provided to Sublessee. Capitalized terms not otherwise defined in this Sublease are used with the meaning assigned to them in the Prime Lease.

                (b) With the exception of the obligation to pay rentals, Sublessee hereby covenants and agrees to comply with and perform all obligations of Sublessor under the Prime Lease and the Prime Sublease, insofar as same pertain and apply to the Subleased Premises, including, without limitation, all repair obligations, all insurance obligations, all obligations to pay utility charges and taxes, and all indemnification obligations of Sublessor thereunder, and any liability accruing from failure to pay same when due thereunder. Sublessee agrees that whenever the consent of Prime Lessor is required under the terms of the Prime Lease (or the consent of the Prime Sublessor is required under the Prime Sublease) with respect to any action, Sublessee shall obtain the consent of Prime Lessor (or Prime Sublessor, as applicable) and Sublessor prior to taking such action. Sublessee hereby covenants and agrees to promptly deliver to Sublessor copies of any and all notices or other correspondence received by Sublessee from Prime Lessor or Prime Sublessor that might affect Sublessor in any manner and further agrees, notwithstanding Section 13 hereof to the contrary, to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such notices or other correspondence from the Prime Lessor or Prime Sublessor within any time periods set forth in the Prime Lease or the Prime Sublease, as applicable.

                (c) Sublessor covenants and agrees that except for the obligations assumed by Sublessee under Section 1(b) above, Sublessor will duly and faithfully perform each of its obligations, duties and liabilities under the Prime Lease and the Prime Sublease. Sublessor covenants and agrees that it will not enter into any amendment to the Prime Lease or the Prime Sublease that would adversely effect Sublessee's use and enjoyment of the Subleased
Premises.

                (d) Sublessee acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Prime Lease or the Prime Sublease, as applicable (subject to all the provisions, restrictions and conditions imposed of the Prime Lease or the Prime sublease, as applicable, and only to the extent that same apply directly to Subleased Premises). Sublessor shall in no event be liable to Sublessee for Prime Lessor's or Prime Sublessor's failure to provide any such services, amenities and rights. Sublessee agrees that no such failure by Prime Lessor or Prime Sublessor shall be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Prime Lease or Prime Sublease, as applicable, with respect thereto.

                (e) Sublessee shall not have the right to exercise any of Sublessor's options or elections permitted or authorized under the Prime Lease of the Prime Sublease, or to institute any action or proceeding against Prime Lessor or Prime Sublessor for the enforcement of the Prime Lease or the Prime Sublease. If Prime Lessor or Prime Sublessor shall default in the performance of any of its obligations under the Prime Lease or the Prime Sublease, as applicable, Sublessor shall, upon the written request of Sublessee and at Sublessee's sole cost and expense, use its diligent good faith efforts to enforce its remedies under the Prime Lease or the Prime Sublease, as applicable, to cause Prime Lessor or Prime Sublessor to comply with its obligations thereunder.

        3.      TERM

                (a) Unless the Prime Lease or Prime Sublease is terminated sooner pursuant to the terms thereof, the term of this Sublease ("TERM") shall be for the period commencing on March 22, 1997 (the "COMMENCEMENT DATE") and ending on August 31, 2003. Any occupancy of the Subleased Premises by Sublessee prior to the Commencement Date shall be subject to all of the terms and conditions of this Sublease other than the obligation to pay rentals.

                (b) At the termination of this Sublease or of Sublessee's right to possession of the Subleased Premises, by lapse of time or otherwise, Sublessee shall deliver up the subleased Premises to Sublessor in as good condition as existed on the date of possession by Sublessee, ordinary wear and tear only excepted. Upon such termination of this Sublease or of Sublessee's right to possession of the Subleased Premises, Sublessor shall have the right to re-enter and resume possession of the Subleased Premises.

                (c) In the event of holding over by Sublessee after expiration or termination of this Sublease without the prior written consent of Sublessor, Sublessee shall as liquidated damages and amount equal to one and one-half (1-1/2) the amount of all base rental and additional rental that was payable by Sublessee immediately prior to such expiration or termination, pro rated on a daily basis for the entire holdover period. In the event of any unauthorized holding over, Sublessee shall also indemnify Sublessor against all claims for damages (i) by any other tenant to whom Sublessor may have subleased all or any part of the Subleased Premises effective upon the termination of this Sublease, (ii) by Prime Lessor for default by Sublessor under the Prime Lease, and (iii) by Prime Sublessor for default by Sublessor under the Prime Sublease. Any such holding over without the prior written consent of Sublessor shall create a tenancy at sufferance relationship with Sublessee.

        4.      RENT

                (a) Sublessee hereby agrees to pay an annual base rental to Sublessor with respect to the Subleased Premises as follows:


                                  Annual Base Rental
                                Per Square Foot of Net    Monthly Base
Time Period                        Rentable Area        Rental Payments
-----------                     ----------------------  ---------------
March 22, 1997 -
        September 30, 1997               $15.11            $8,431.38
October 1, 1997 -
        February 28, 1998                $13.28            $7,410.24
March 1, 1998 -
        August 31, 2003                  $11.21            $6,255.18

Sublessee shall pay such base rental to Sublessor in equal monthly installments without demand, for each and every month during the Term, on the first day of each month beginning on the Commencement Date.

                (b) Beginning in 1998 and for each year thereafter during the Sublease term, Sublessee will pay to Sublessor as additional rental its proportionate share (defined below) of the amount, if any, by which (i) the Basic Cost payable by Sublessor under the Prime Lease for each such year exceeds the amount of the Basic Cost payable by Sublessor under the Prime Lease for the year 1997, and (ii) the Basic Cost payable by Sublessor under the Prime Sublease for each such year exceeds the amount of the Basic Cost payable by Sublessor under the Prime Sublease for the year 1997. Sublessee's proportionate share of Basic Cost will be payable monthly beginning January 1998 based on the estimates of Basic Cost provided by Prime Lessor under Sections 5.04 and 5.05 of the Prime Lease and the estimates provided to Sublessor by Prime Sublessor under the corresponding provisions of the Prime Sublease. If any adjustment is made thereafter to Sublessor's payments with respect to Basic Cost under Sections 5.06 or 5.07 of the Prime Lease and/or under the corresponding provisions of the Prime Sublease, Sublessee will pay or receive, as the case may be, a corresponding adjustment of its payments with respect to Basic Cost under this Section 4(b).

                (c) Each monthly installment of base rental and additional rental due to Sublessor under this Sublease shall be payable by Sublessee on the first day of each calendar month at Sublessor's address herein set forth or at such other place as Sublessor shall designate in writing from time to time. If less than all of any calendar month or year occurs during the Term, rents for such partial month or year shall be prorated based on the actual number of days during such month or year occurring within the Term.

                (d) As used in this Section 4, Sublessee's "proportionate share" means:

                (i) as to the portion of the Subleased Premises that is part of the Prime Leased Premises, the percentage determined by (x) dividing the Net Rentable Area of that portion of the Subleased Premises by the Net Rentable Area of the Prime Leased Premises, and (y) multiplying the quotient obtained in clause 4(d)(i)(x) by 100; and

                (ii) as to the portion of the Subleased Premises that is part of the Prime Subleased Premises, the percentage determined by (x) dividing the Net Rentable Area of that portion of the Subleased Premises by the Net Rentable Area of the Prime Subleased Premises, and (y) multiplying the quotient obtained in clause 4(d)(ii)(x) by 100.

        5. SECURITY DEPOSIT. On the date of execution of this Sublease by Sublessee, there shall be due and payable by Sublessee a security deposit in the amount of $7,929.00, such deposit to be held for the performance by Sublessee of Sublessee's covenants and obligations under this Sublease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Sublessor's damages in case of default by Sublessee. Upon the occurrence of any event of default by Sublessee or breach by Sublessee of Sublessee's covenants or obligations under this Sublease, Sublessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rental or other payments hereunder and/or any damage, injury, expense or liability caused to Sublessor by such event or breach of covenant. Following any such application of the security deposit, sublessee shall pay to Sublessor on demand the amount so applied in order to restore the security deposit to the amount thereof existing prior to such application. Any remaining balance of the security deposit shall be returned by Sublessor to Sublessee within thirty (30) days after the termination of this Sublease; provided, however, Sublessor shall have the right to retain and expend such remaining balance (a) to reimburse Sublessor for any and all rentals or other sums due hereunder that have not been paid in full by Sublessee and/or (b) for cleaning and repairing the Subleased Premises if Sublessee shall fail to deliver same at the termination of this Sublease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Sublessee, ordinary wear and tear only excepted. Sublessee shall not be entitled to any interest on the security deposit.

        6. USE. The Subleased Premises will be used for general office purposes only, and Sublessee will use and maintain the Subleased Premises in a lawful manner consistent with the standards of operation of the Building and the other tenants thereof.

        7. PARKING. Sublessee will be entitled to the use of 15 parking permits in the Building Parking Garage throughout the Term at no additional cost, all of which will be for unreserved/unassigned parking. Sublessee acknowledges that Sublessor's rights to such parking spaces arise under the Prime Sublease and are accordingly subject to the terms of that sublease.

        8.      ASSIGNMENT AND SUBLETTING

                (a) Sublessee shall not, without the prior written consent of Sublessor, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Subleased Premises or any part thereof, or permit the use of the Subleased Premises by any party other than Sublessee. Any such assignment or subletting without such consent by Sublessor shall be void. Any such consent by Sublessor to any such assignment or subletting shall not release Sublessee from any of Sublessee's obligations hereunder to be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

                (b) Sublessor's consent to any proposed assignment or subleting will not be unreasonably withheld, provided that notwithstanding Sublessor's consent the proposed assignment of subletting will be subject to the further consent of Prime Lessor and Prime Sublessor (provided that in the case of a subletting, Prime Lessor's consent will be required only if Sublessor's rights to any portion of the Subleased Premises being sublet are derived under the Prime Lease, and Prime Sublessor's consent will be required only if Sublessor's rights to any portion of the Subleased Premises being sublet are derived under the Prime Sublease). Sublessee agrees that reasonable bases upon which Sublessor may decide whether to consent to the proposed assignment or subletting include (but are not limited to) the criteria enumerated in Section 13.02 of the Prime Lease.

        9.      INDEMNITIES

                (a) Sublessor shall indemnify Sublessee and Prime Lessor for and hold Sublessee harmless from and against all costs, expenses (including reasonable attorney's fees), fines, suits, claims, demands, liabilities and actions resulting from any breach, violation or nonperformance of any covenant or condition hereof or from any negligent act or omission of Sublessor or Sublessor's employees, agents or contractors, except to the extent that any such costs, expenses, fines, suits, claims, demands, liabilities and actions which are also attributable to the negligence of Sublessee, its employees, agents or contractors.

                (b) Sublessee shall indemnify Sublessor and Prime Lessor for and hold Sublessor and Prime Lessor harmless from and against all costs, expenses (including reasonable attorneys' fees), fines, suits, claims, demands, liabilities and actions resulting from any breach, violation or nonperformance of any covenant or condition hereof, from any liens imposed for non-payment of any mechanics or materialmens in connection with any tenant improvements to the subleased premises, or from any negligent act or omission of Sublessee or Sublessee's employees, agents and contractors, except to the extent that any such costs, expenses, fines, suits, claims, demands, liabilities and actions which are also attributable to the negligence of Sublessor, its employees, agents or contractors.

        10. DEFAULT BY SUBLESSEE: REMEDIES OF SUBLESSOR. In case of any breach hereof by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all the rights against Sublessee as would be available to the Prime Lessor against Sublessor under the Prime Lease if such breach were by Sublessor thereunder.

        11. QUIET ENJOYMENT. Provided Sublessee has performed all of the terms, covenants, agreements and conditions of this Sublease, including the payment of rental and all other sums due hereunder, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the term herein described, subject to the provisions and conditions of this Sublease, the Prime Lease and the Prime Sublease.

        12.     LIMITATION OF SUBLESSOR'S LIABILITY.

                (a)     It is understood and agreed that the provisions of
Section 11 above and any and all other covenants of Sublessor contained in this Sublease shall be binding upon Sublessor and its successors only with respect to breaches occurring during its and their respective ownership of the Sublessor's interest hereunder. This Sublease is subject to and subordinate to all matters of public record in Harris, Texas.

                (b) Sublessor shall not be liable to Sublessee or Sublessee's employees, agents, contractors, licensees or invitees for any damage to person or property resulting from any act or omission of any visitor to the Subleased Premises except as Sublessor's own negligence may contribute thereto.

        13. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by United States certified or registered mail, postage prepaid, return receipt requested, if to:

        Sublessor:      Apache Corporation
                        2000 Post Oak Boulevard, Suite 100
                        Houston, Texas 77056
                        Attention:  Manager, Administrative Services

        Sublessee:      IWC Services, Inc.
                        5151 San Felipe Road, 4th Floor
                        Houston, Texas 77056
                        Attention:  Charles Phillips

or to such other addresses as either party hereto may, from time to time, designate in writing delivered in a like manner.

                (b) Prime Lessor shall be copied on all notices given, made, or served pursuant to this Paragraph 13, at the address set forth below:

        Prime Sublessor:    Halliburton Company
                            5151 San Felipe, Suite 200
                            Houston, Texas 77056
                            Attn:  Real Estate Manager

        14.     MISCELLANEOUS.

                (a) No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

                (b) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

                (c) For the convenience of the parties, any number of counterparts of this Sublease may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

                (d) This Sublease shall be binding upon and inure to the benefit of the parties hereto and (to the extent permitted in accordance with the terms of this Sublease) their respective successors and assigns.

                (e) Time is of the essence in the performance by Sublessee of its obligations hereunder.

                (f) Sublessor and Sublessee hereby represent and warrant each to the other that they have not employed any agents, brokers or such other parties in connection with this Sublease, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

                (g) Sublessee shall have no right, and Sublessee hereby waives and relinquishes all rights which Sublessee might otherwise have, to claim any nature of lien against, or to withhold, deduct from or offset against any Rent or other sums to be paid to Sublessor by Sublessee, except as expressly provided under this Sublease.

                (h) All rights and remedies of Sublessor under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Sublease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

                (i) This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

                (j) Sublessee warrants, represents and covenants that (i) it is a duly organized and existing legal corporation under the laws of the state in which it is organized, and in good standing in the State of Texas,
(ii) it has full right and authority to execute, deliver and perform this Sublease, (iii) the person executing this Sublease on behalf of Sublessee was authorized to do so and (iv) upon request of Sublessor, Sublessee will deliver to Sublessor satisfactory evidence of the due authorization, execution and delivery of this Sublease by Sublessee.

                (k) If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

                (l) This Sublease shall not be recorded without the prior written consent of Prime Lessor and Sublessor.

                (m) Sublessee acknowledges that, pursuant to the provisions of the Prime Lease and of the Prime Sublease, Sublessor is required to obtain Prime Lessor's and Prime Sublessor's written consent to this Sublease, and accordingly, that the obligations of Sublessor hereunder are expressly subject to Sublessor obtaining such consents. If Prime Lessor's and Prime Sublessor's written consent to this Sublease is not obtained by 5:00 p.m. Central Time on March 15, 1997, this Sublease shall automatically terminate and be of no further force and effect. Sublessee acknowledges and agrees that if Sublessor permits Sublessee to take occupancy of the Subleased Premises before the consents of Prime Lessor and Prime Sublessor are obtained, Sublessee will do so at its own risk and shall have no claim against Sublessor for any loss or damage whatsoever which Sublessee may suffer or incur as a result of the termination of this Sublease if either such consent is not obtained (including, without limitation, the cost of any improvements or repairs to the Subleased Premises made by Sublessee pursuant to Section 1 above). If this Sublease is so terminated, Sublessee agrees to remove its furniture, equipment and other property from the Subleased Premises within fourteen (14) days thereafter, and to repair any damage to the Subleased Premises occurring as a result of its occupancy thereof, all at Sublessee sole cost and expense.

        IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease effective as of the date and year first written above.

                                "SUBLESSOR"

                                APACHE CORPORATION



                                By:  /s/ H. Craig Clark
                                   ----------------------------------------
                                Name:   H. Craig Clark
                                      -------------------------------------
                                Title:  VP E&P
                                      -------------------------------------


                                "SUBLESSEE"

                                IWC SERVICES, INC.



                                By:  /s/ Charles T. Phillips
                                   ----------------------------------------
                                Name:   Charles T. Phillips
                                      -------------------------------------
                                Title:  General Counsel - VP
                                      -------------------------------------

                 [LEVEL 04 FLOOR PLAN GRAPHIC APPEARS HERE]

                             CONSENT TO SUBLEASE


        This Consent to Sublease is made and entered into effective this 4th day of April 1997, by and between Barnhart Interests, Inc., as agent for Sage Plaza One Ltd ("Landlord"), Halliburton Company ("Tenant"), and Apache Corporation ("Subtenant"), and IWC Services, Inc. ("Subtenant's Sublessee").

                                  RECITALS:

        Reference is made to that certain Lease Agreement dated December 18, 1992, executed by and between Landlord and Tenant, together with all amendments thereto ("Master Lease"), and that certain Sublease Agreement dated March 13, 1995, by and between Landlord, Tenant and Subtenant, together with all amendments thereto ("Sublease"). Words with initial capital letters used but not defined herein shall have the respective meanings assigned to them in the Master Lease and the Sublease.

        Tenant and Subtenant have advised Landlord of their desire to sublease a portion of the Leased Premises to Subtenant's Sublessee, and Landlord has indicated its willingness to consent to a sublease of a portion of the Leased Premises to Subtenant's Sublessee upon the terms and conditions set forth herein.

                                 AGREEMENTS:

        NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements contained herein, Landlord, Tenant, Subtenant, and Subtenant's Sublessee hereby agree as follows:

        1.      Tenant, Subtenant and Subtenant's Sublessee hereby agree that
                (i) no consent evidenced by this Agreement shall be deemed a modification of any of the terms and provisions of the Master Lease, (ii) to the extent the terms and provisions of the proposed sublease conflict with the terms and provisions of the Master Lease, the terms and provisions of the Master Lease shall prevail, (iii) Landlord shall not be responsible for or bound by any of the terms and provisions of the proposed sublease, all of the rights and remedies of Landlord with respect to the Leased Premises and the rights of Tenant, Subtenant and Subtenant's Sublessee to occupy and the terms and conditions of such occupation


                                 Page 1 of 3
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                      [PAGE MISSING AND TO COME LATER]


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                                 Page 2 of 3

                Tenant's relocation of its personal office to accomodate Tenant's sublease of its Leased Premises.

        5. Subtenant and Subtenant's Sublessee shall pay all costs related to the sublease transaction contemplated herein, including, without limitation, the fees set forth in Section 13.05. of the Master Lease. Landlord and Tenant shall incur no costs related to the sublease.

        6. Subject to the terms and provisions hereof, Landlord hereby consents to the sublease of the Leased Premises to Subtenant's Sublessee.

        7. Except as expressly amended hereby, the Master Lease is hereby ratified and confirmed. The Master Lease and all rights, powers and remedies created hereby or thereunder are hereby ratified and confirmed in all respects.

        8. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

        9.      Executed effective as of the date here first above written.

BARNHART INTERESTS, INC.                HALLIBURTON ENERGY SERVICES
AS AGENT FOR                            F/F/A HALLIBURTON CORPORATION
SAGE PLAZA ONE LTD.                     A DELAWARE CORPORATION
("LANDLORD")                            ("TENANT")


/s/ Paul F. ????                        /s/    Tamara W. Blair
--------------------------------        ----------------------------------
Name: Paul F. ???                       Name:  Tamara W. Blair
     ---------------------------              ----------------------------
Title:  President                       Title: Director of Real Estate
                                               Services
      --------------------------               ---------------------------


APACHE CORPORATION                      IWC SERVICES, INC.
("SUBTENANT")                           ("SUBTENANT'S SUBLESSEE")


/s/  H. Craig Clark                          /s/ Charles T. Phillips
--------------------------------        ----------------------------------
Name:   H. Craig Clark                  Name:  Charles T. Phillips
     ---------------------------             -----------------------------
Title:   VP E&P                         Title:  VP-General Counsel
      --------------------------              ----------------------------



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